Exhibit 4.1

                                     INTERIM
                                 LOAN AGREEMENT

     THIS  LOAN  AGREEMENT (the "Loan Agreement") is entered into by and between
                                 --------------
iEXALT,  INC.,  a  Nevada  corporation  ("Borrower"),  whose  address  is  12000
                                          --------
Aerospace  Avenue, Suite 375, Houston, Texas 77034, and J.A.K. IV LP ("Lender"),
                                                                       ------
whose address is P.O. Box 1752, Alvin, Texas 77512:

     1.   Credit  Facilities.  Subject  to the terms and conditions set forth in
          ------------------
this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "Loan Documents"), Lender hereby agrees to provide to
                       ---------------
Borrower the credit facility or facilities herein below (whether one or more, the "Credit Facilities"):
      ------------------

          Operating  Capital.  Lender  agrees  to  finance  Borrower's operating
          ------------------
     capital needs, up to and including an amount not to exceed One Million dollars ($1,000,000), as necessary so that Borrower can continue to operate its business in a normal and customary manner. However, Lender shall not be obligated to provide any new financing in excess of $1,000,000 ("Operating Capital Limit") on or after September 30, 2002. It is understood that the Operating Capital Limit specifically excludes any amounts funded prior to May 30, 2002, by the Lender, or any affiliated party, as defined in Exhibit A.

          Advances.  All  advances  under  the  Credit  Facilities  shall  be
          --------
     collectively  called  the  "Loans".  Lender  reserves  the right to require
                                 -----
     Borrower to give Lender not less than three (3) business days prior notice of each requested advance under the Credit Facilities, specifying (i) the aggregate amount of such requested advance, (ii) the requested date of such advance, and (iii) the purpose for such advance, (iv) a signed Advance Authorization request by the Management Committee (see Section 8 of this document), with such advances to be requested in a form satisfactory to Lender. Lender agrees the Advance contemplated herein is a material condition of this Loan Agreement, and thus agrees to fund such advance, without delay, as deemed necessary to the Management Committee and not to exceed the Operating Capital Limit, provided the Borrower is not in default, as defined herein. Such Advance request shall be in a reasonable form more fully described in Exhibit B.

          Term. The Term of this Loan Agreement shall be twelve (12) months from
          ----
     the  effective  date  as  defined  herein.

     2.   Promissory  Notes.  The  Loans  shall  be  evidenced  by  one  or more
          -----------------
promissory notes or an Application (whether one or more, together with any renewals, extensions and increases thereof, the "Notes") duly executed by
                                                       -----
Borrower and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Notes shall accrue at the annual rate of 14% set forth therein. The principal of and interest on the Notes shall be due and payable in accordance with the terms and conditions set forth in the Notes and in this Loan Agreement. It is understood that this Loan Agreement reflects a consolidation of multiple existing Loans or Notes, entered into by the Borrower and related parties. This consolidation is more fully defined in Exhibit A attached hereto. The Maker/Lender of those Loans or Notes shall have consented to all terms herein as a condition of this Loan Agreement.

     3.   Collateral.  As  collateral  and  security  for  the  indebtedness
          ----------
evidenced by the Notes and any and all other indebtedness or obligations from time to time owing by Borrower to Lender, Borrower shall grant, and hereby grants, to Lender, its successors and assigns, a first and prior lien and security interest in and to the property described herein below, together with any and all PRODUCTS AND PROCEEDS thereof (the "Collateral"):
                                                        ----------

     (a) All present and future accounts, chattel paper, documents, instruments, deposit accounts and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower), now or hereafter owned, held, or acquired by Borrower, together with any and all books of account, customer lists and other records relating in any way to the foregoing.

     (b) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of service, in whole or in part, by Borrower wherever located.

     (c) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower and used or usable in Borrower's business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing.

          (d)  All  other  assets  of  Borrower.

          (e) All assets and common stock of the defined subsidiaries of iExalt, Inc. including without limitation the following:

               (1) ChristianSpeakers.com, Inc. (Christian Speakers and Artists Agency)
               (2)  Keener  Communications,  Inc.  (Christian  Times  Newspaper)
               (3)  Wordcross,  Inc.  (Christian  Happenings,  Inc.)
               (4) Church.com url, and all associated urls of i Exalt, Inc. (Nevada) or i Exalt, Inc. (Texas) - see attached listing.

The term "Collateral" shall also include all records and data relating to any of
          ----------
the foregoing (including, without limitation, any computer software on which such records and data may be located). Borrower agrees to execute such security agreements, assignments, deeds of trust and other agreements and documents as Lender shall deem appropriate and otherwise require from time to time to more fully create and perfect Lender's lien and security interests in the Collateral.


     4.   Representations  and  Warranties.  Borrower  hereby  represents  and
          --------------------------------
warrants, and upon each request for an advance under the Credit Facilities further represents and warrants, to Lender as follows:

          (a)  Existence.  Borrower  is  a  corporation  duly organized, validly
               ---------
     existing and in good standing under the laws of the State of Nevada and all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

          (b)  Binding  Obligations. The execution, delivery, and performance of
               --------------------
     this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

          (c)  No  Consent. The execution, delivery and performance of this Loan
               -----------
     Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its articles or certificate of incorporation or bylaws, if Borrower is a corporation, or its partnership agreement, if Borrower is a partnership, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or
     (ii)  require  the  consent,  approval or authorization of any third party.

          (d)  Financial  Condition.  Each  financial  statement  of  Borrower
               --------------------
     supplied to the Lender truly discloses and fairly presents Borrower's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to Lender. The Chief Financial Officer of the Borrower shall present a signed representation to the true and correct disclosure of such Financial statements which is to be supplied with each delivery of said Financial Statements.

          (e)  Litigation.  Other  than  those legal issues disclosed within the
               ----------
     Momentum Equity Group Spec., there are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

          (f)  Taxes;  Governmental  Charges.  Borrower  has  filed all federal,
               -----------------------------
     state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

     5.   Conditions  Precedent  to  Advances.  Lender's  obligation to make any
          -----------------------------------
advance under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to Lender in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Lender by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), (iv) Lender's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties and (v) the aforementioned Management Committee has authorized such Advance to be deemed necessary, such approval shall not be unreasonably withheld.

     6.   Affirmative Covenants.  Until  (i) the Notes and all other obligations
          ---------------------
and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Lender shall otherwise consent in writing:

          (a)  Accounts  and  Records.  Maintain  its  books  and  records  in
               ----------------------
     accordance  with  generally  accepted  accounting  principles.

          (b)  Right  of  Inspection.  Permit Lender to visit its properties and
               ---------------------
     installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

          (c)  Right  to  Additional  Information.  Furnish  Lender  with  such
               ----------------------------------
     additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

          (d)  Compliance  with  Laws.  Conduct  its  business in an orderly and
               ----------------------
     efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower and its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

          (e)  Taxes.  Pay  and  discharge  when due all of its indebtedness and
               -----
     obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as
     (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

          (f)  Insurance.  Maintain  insurance,  including  but  not limited to,
               ---------
     directors and officers insurance, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Lender.

          (g)  Notice  of  Indebtedness. Promptly inform Lender of the creation,
               ------------------------
     incurrence or assumption by Borrower of any actual or contingent liabilities not permitted or not disclosed with the Momentum Spec. under this Loan Agreement.

          (h)  Notice  of  Litigation.  Promptly after the commencement thereof,
               ----------------------
     notify Lender of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

          (i)  Notice  of Material Adverse Change. Promptly inform Lender of (i)
              -----------------------------------
     any and all material adverse changes in Borrower's financial condition, and
     (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

          (j)  Additional  Documentation.  Execute  and  deliver, or cause to be
               -------------------------
     executed and delivered, any and all other agreements, instruments or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

     7.     Negative  Covenants.  Until  (i) the Notes and all other obligations
            -------------------
and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Lender:

          (a)  Nature of Business. Make any material change in the nature of its
               ------------------
     business as carried on as of the date hereof unless agreed to by the Management Committee established within this document.

          (b)  Liquidations,  Mergers,  Consolidations.  Liquidate,  merge  or
               ---------------------------------------
     consolidate with or into any other entity, unless agreed to by the Management Committee established within this document.


          (c)  Sale of Assets. Sell, transfer or otherwise dispose of any of its
               --------------
     material assets or properties, other than in the ordinary course of business, unless agreed to by the Management Committee established within this document.

          (d)  Liens.  Create  or  incur  any  lien or encumbrance on any of its
               -----
     assets, other than (i) liens and security interests securing indebtedness owing to Lender, (ii) liens for taxes, assessments or similar charges that are (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, and
     (iii) liens and security interests existing as of the date hereof which have been disclosed to and approved by Lender in writing, unless agreed to by the Management Committee established within this document.

          (e)  Indebtedness.  Create,  incur  or  assume  any  indebtedness  for
               ------------
     borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Lender, and (ii) borrowings outstanding on the date hereof and disclosed in writing to Lender, and (iii) those occurring in the normal course of business, unless agreed to by the Management Committee established within this document.

          (f)  Transfer  of Ownership. Permit the sale, pledge or other transfer
               ----------------------
     of any of the ownership interests in Borrower, unless agreed to by the Management Committee established within this document.

          (g)  Change in Management. Permit a change in the senior management of
              ---------------------
     Borrower, unless agreed to by the Management Committee established within this document.

          (h)  Loans.  Make  any loans to any person or entity, unless agreed to
               -----
     by  the  Management  Committee  established  within  this  document.

          (i)  Transactions  with  Affiliates.  Enter  into  any  transaction,
               ------------------------------
     including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity, unless agreed to by the Management Committee established within this document.

          (j)  Dividends. Borrower agrees not to declare or pay any dividends on
               ---------
     any shares of Borrower's capital stock, make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Borrower's capital stock, or make any other distribution, sale, transfer or lease of any of Borrower's assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of principal or interest on indebtedness and obligations owing from time to time by Borrower to Lender, unless agreed to by the Management Committee established within this document.

          (k)  Salaries.  Borrower  agrees  not to pay or contract to pay to any
               --------
     executive officer, director or senior management, or any member of his/her immediate family, in any one calendar year, salaries, commissions, bonuses or other compensation, in whatever form, which are in the aggregate in excess of 110% of the amount of salaries, commissions, bonuses or other compensation, in whatever form, payable to such persons during 2001, unless agreed to by the Management Committee established within this document.

     8.   Management  Committee.  Lender  shall  appoint  a Management Committee
          ---------------------
for the purpose of ensuring and safeguarding the Operating Capital of the Lender. This Management Committee shall be comprised of not more than three (3) and not less than one (1) individual reasonably acceptable to the Borrower. The Management Committee shall work in conjunction with the Executive Management of the Borrower to approve, which approval shall not be unreasonably withheld, any and all funding requests, as defined in Section (2) above. The Management Committee shall have requisite authority to negotiate with any and all lenders, employees, potential acquisitions, and subsidiaries of Borrower, for the purpose of execution of a tactical plan to allow the Borrower to become cash flow positive. The Management Committee shall be paid a fixed fee of $10,000 per month for services rendered such services may be paid in cash or the companies restricted common stock for the term of this agreement. Should stock be issued, the value of such stock shall be $.225/share, and shall be issued to an accredited investor for services rendered to the Company, on behalf of the Management Committee.

     9.   Financial  Covenants.  Until  (i)  the Notes and all other obligations
          --------------------
and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will maintain reasonable financial covenants as agreed to by and between the Lender and the Management Committee as defined herein.

     10.  Reporting  Requirements.  Until  (i)  the  Notes  and  all  other
          -----------------------
obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish to Lender:

          (a)  Interim  Financial  Statements.  As soon as available, and in any
               ------------------------------
     event within 45 days after the end of each fiscal quarter, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

          (b)  Annual  Financial  Statements.  As  soon  as available and in any
               -----------------------------
     event within 90 days after the end of each fiscal year, a balance sheet and income statement of Borrower as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to Lender.

          (c)  Compliance  Certificate.  A  certificate  signed  by  Borrower's
               -----------------------
     president, within 45 days after the end of each fiscal quarter, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.

          (d)  Borrowing  Base  Report.  A  borrowing  base  report  signed  by
               -----------------------
     Borrower's president, within 45 days after the end of each fiscal quarter, in form and detail satisfactory to Lender.

          (e)  Accounts  Aging.  An  accounts  receivable aging report within 45
               ---------------
     days after the end of each fiscal quarter, in form and detail satisfactory to Lender.

          (f)  Payables  Aging.  An accounts payable aging report within 45 days
               ---------------
     after the end of each fiscal quarter, in form and detail satisfactory to Lender.

          (g)  Inventory Listing. A list of Borrower's inventory by location and
              ------------------
     type (to include the following: raw materials, work in process and finished goods) within 45 days after the end of each fiscal quarter, in form and detail satisfactory to Lender.

          (h)  Tax  Returns.  Copies  of  Borrower's  and Guarantor's income tax
               ------------
     returns  (federal  and  state,  if  any)  within  30  days  after  filing.

     11.  Events  of  Default.  Each  of  the  following  shall  constitute  an
          -------------------
"Event of Default" under this Loan Agreement:
 ----------------

     (a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Notes or any other indebtedness or obligations owing to Lender by Borrower from time to time.

     (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents.

     (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Lender and Borrower.

          (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

          (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

          (f)  If  Borrower  or  any  Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within 60 days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief
              --------------------------
     is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within 60 days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of 30 days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within 30 days any final money judgment against such party.

          (g) If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual.

     (h) The entry of any judgment, arising from any litigation occurring after the creation of this Loan Agreement, against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $50,000, if undischarged, unbonded or undismissed within 30 days after such entry.


Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "Obligated Party", as used herein, shall
                                         ---------------
mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Notes.

     12.  Remedies.  Upon  the  occurrence  of  any one or more of the foregoing
          --------
Events of Default, (a) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Lender by Borrower at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Lender may, at its option, cease further advances under any of the Notes. All rights and remedies of Lender set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

     13.  Rights  Cumulative.  All  rights  of  Lender  under  the terms of this
          ------------------
Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements between Borrower and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

     14.  Waiver  and  Agreement.  Neither  the  failure  nor  any  delay on the
          ----------------------
part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

     15.  Benefits.  This  Loan  Agreement  shall  be  binding upon and inure to
          --------
the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

     16.  Notices.  All  notices,  requests,  demands  or  other  communications
          -------
required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least 30 days prior to the effective date of such new address.

     17.  Construction.  This  Loan  Agreement  and  the  other  Loan  Documents
          ------------
have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Lender's address set forth on the first page hereof is located.

     18.  Invalid  Provisions.  If  any  provision of this Loan Agreement or any
          -------------------
of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

     19.  Expenses.  Borrower  shall  pay  all  costs  and  expenses (including,
          --------
without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Lender's rights upon the occurrence of Event of Default.

     20.  Participation  of  the  Loans.  Borrower  agrees  that  Lender may, at
          -----------------------------
its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower to each prospective purchaser.

     21.  Conflicts.  In  the event any term or provision hereof is inconsistent
          ---------
with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

     22.  Counterparts.  This  Loan  Agreement  may  be  separately  executed in
          ------------
any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

     23.  Facsimile  Documents  and  Signatures.  For  purposes  of  negotiating
          -------------------------------------
and finalizing this Loan Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine ("fax"), it shall be
                                                              ---
treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

                         NOTICE TO COMPLY WITH STATE LAW

     For  the purpose of this Notice, the term "WRITTEN AGREEMENT" shall include
                                                -----------------
the document set forth above, together with each and every other document relating to and/or securing the same loan transaction, regardless of the date of execution.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     24.  Conversion  Rights.  At  Lender's  option, Lender shall have the right
          ------------------
to convert all or any unpaid principal amount of the Loans in to fully paid and non-assessable shares of restricted common stock of Borrower at a price per share equal to $.225, but not to exceed 7,500,000 shares, Borrower shall have the right to convert, upon the Management Committee's recognition and authorization on the achievement of the Borrower's acceptable positive cash flow, if such occurrence is before the maturity of this Loan, and provided all interest has been paid or converted and is current with Lender.

     25. Warrants. The Lender will receive warrants to purchase 1,600,000 shares of the Borrower's common stock. The purchase price per share of the Warrants would be equal to $0.50 per share. The Warrants are to be i) in a form acceptable to the Lender, ii) fully vested and exercisable upon purchase, iii) exercisable in whole or in part from time to time, iv) contain a cashless exercise provision., and shall have an exercise term not to exceed three (3) years.

     26.  Reservation  of  Shares.  (i)  The  Borrower  shall reserve, free from
          -----------------------
preemptive rights, out of its treasury stock or its authorized but un-issued shares of Borrower's common stock, or both, solely for the purpose of effecting the conversion of the Loans, sufficient shares to provide for the conversion of the Loans; and (ii) the Borrower covenants that all shares of Borrower's common stock which may be issued upon conversion of the Loans will, upon issue, be validly issued, fully paid and non-assessable by the Borrower and free from all taxes, liens and charges with respect to the issuance thereof.

     27.  Registration  Rights.  All  of  the Borrower's common stock underlying
          --------------------
the warrants and conversion rights acquired by the Lender have one demand and unlimited piggyback registration rights with the specific form of rights acceptable to the Lender, whereby the Lender agrees to register in the appropriate filing with the SEC, the underlying shares indicated above in
Section 24. Such filing of a registration statement shall be paid by the Lender, such costs not to exceed $25,000, and shall be made within ninety (90) days of such written request of the Borrower. In addition, Borrower shall use its best efforts to obtain approval of such registration, and should the registration of the underlying shares not be approved within ninety (90) days of filing, Borrower shall incur a penalty of 1% per week payable in common stock, for any delay, not to exceed 500,000 shares in total penalty payment to Lender.

     28.  Lock  out/  Restricted  Sales  of  Stock.  Lender agrees that the Loan
          ----------------------------------------
contemplated herein, and the subsequent funding, could cause irreparable harm to the Borrowers existing shareholders, and as such, agrees, during the term of this loan, not sell more than ten percent

(10%) of Lenders stock, if converted, in any given month, nor more than ten percent (10%) in any given day of the total volume of stock traded in the previous day. This agreement is intended by the parties to ensure the protection of the bid/ask price of the Borrower's common stock publicly traded.

     29.  Default.  Upon any material default by Borrower,  and  notice provided
          -------
by  Lender  of  such  default, wherein the default has not been cured within ten
(10) days, Lender may exercise its rights of foreclosure on the collateral as defined herein. Upon material default by Lender, and notice provided by Borrower of such default, wherein the default has not been cured within ten (10) days, Borrower may exercise its rights of conversion as defined herein.



     EFFECTIVE as of the 31st day of May, 2002.

     EXECUTION date on this the 1st day of July, 2002.

                                    BORROWER:

                                        IEXALT, INC.

                                        By:     /s/ Donald W. Sapaugh
                                              ----------------------------------
                                        Name:   Donald W. Sapaugh
                                              ----------------------------------
                                        Title:  Chairman and CEO
                                              ----------------------------------

                                    LENDER:

                                        J.A.K. IV LP

                                        By:     /s/ Jay Gubert
                                              ----------------------------------
                                        Name:   Jay Gubert
                                              ----------------------------------
                                        Title:  President
                                              ----------------------------------

                                    Exhibit A
                   Previous Loan Agreements, Promissory Notes
                      Consolidated into this Loan Agreement



J. Gubert         1/16/2002  $105,178
                                          -----------------------  -------
                                          Signature                Date

Seafood Anywhere  2/20/2002  $102,192
                                          -----------------------  -------
                                          Signature                Date

Seafood Anywhere  2/20/2002  $101,600
                                          -----------------------  -------
                                          Signature                Date

Seafood Anywhere  2/20/2002  $ 66,820
                                          -----------------------  -------
                                          Signature                Date

Seafood Anywhere  2/20/2002  $ 88,437
                                          -----------------------  -------
                                          Signature                Date

                                    Exhibit B
                                 Advance Request



                                  Use of Cash

Date
    ---------------------

       Vendor                            Amount Due
       ------                            ----------


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                   Total Due:       $
                                     --------------------